UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2016

ADVANCED MEDICAL ISOTOPE CORPORATION

(Exact name of Registrant as specified in its Charter)

Delaware	00-53497	80-0138937
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1021 N. Kellogg Street, Kennewick, WA 99336
(Address of principal executive offices)

(509) 736-4000
(Registrant’s Telephone Number)

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 14, 2016, the Board of Directors (the “Board”) of Advanced Medical Isotope Corp. (the “Company”) appointed Dr. Carlton Cadwell, D.D.S., a current member of the Board, as Chairman of the Board and Secretary of the Company. Dr. Cadwell has served on the Board since 2006.

Also on December 14, 2016, the Board appointed Dr. Michael Korenko, Ph. D. who formerly served as an advisor to the Board, as the Company’s interim President and Chief Executive Officer, replacing James Katzaroff. Mr. Katzaroff remains a member of the Board. A copy of the press release announcing Dr. Cadwell and Dr. Korenko’s appointments is attached to this Current Report on Form 8-K as Exhibit 99.1.

Dr. Michael K. Korenko, age 71, became interim President and Chief Executive Officer of the Company on December 14, 2016. Prior thereto, Dr. Korenko served as an Advisor to the Board of the Company since 2009 and previously served as member of the Board from May 2009 to March 2010.  Dr. Korenko has also served on the Hanford Advisory Board since 2009. Dr. Korenko served as Business Development Manager for Curtiss-Wright from 2006 to 2009, as Chief Operating Officer for Curtiss-Wright from 2000 to 2005 and was Executive Vice President of Closure for Safe Sites of Colorado at Rocky Flats from 1994 to 2000. Dr. Korenko served as Vice President of Westinghouse from 1987 to 1994 and was responsible for the 300 and 400 areas, including the Fast Flux Testing Facility (FFTF) and all engineering, safety analysis, and projects for the Hanford site.  Dr. Korenko is the author of 28 patents and has received many awards, including the National Energy Resources Organization Research and Development Award, the U.S. Steelworkers Award for Excellence in Promoting Safety, and the Westinghouse Total Quality Award for Performance Manager of the Year. Dr. Korenko is the co-inventor with AMIC Chief Science Officer. Dr. Korenko has a Doctor of Science from MIT, was a NATO Postdoctoral Fellow at Oxford University, and was selected as a White House Fellow for the Department of Defense, reporting to Secretary Cap Weinberger.

There are no relationships or related party transactions between the Company or any of its executive officers or directors and Dr. Cadwell or Dr. Korenko that would require disclosure under Item 401(d) or 404(a) of Regulation S-K, or arrangements or understandings in connection with Dr. Cadwell and Dr. Korenko’s appointments not otherwise disclosed in this Current Report on Form 8-K.

Item 9.01 Exhibits.

See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED MEDICAL ISOTOPE CORP.

Date: December 20, 2016	By:	/s/ L. Bruce Jolliff
L. Bruce Jolliff
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release, dated December 20, 2016